CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 811-21963 of our report dated May 27, 2008, relating to the financial statements of Rochdale Core Alternative Strategies Master Fund LLC.

O'CONNOR DAVIES MUNNS & DOBBINS, LLP

New York, New York
May 30, 2008